UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 28, 2022, Kala Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement priced at-the-market under Nasdaq rules, shares (the “Common Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) and shares (the “Preferred Shares”, and together with the Common Shares, the “Private Placement Shares”) of Series E Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock”), in two tranches for aggregate gross proceeds of up to $31.0 million (collectively, the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell to the Purchasers at the first closing of the Private Placement (the “First Closing”), (i) 76,813 Common Shares, at a price per Common Share equal to $5.75 and (ii) 9,666 Preferred Shares, at a price per Preferred Share equal to $575.00 (the “Preferred Stock Price”), for aggregate gross proceeds of approximately $6.0 million. The First Closing is expected to take place on or about December 1, 2022, subject to the satisfaction of customary closing conditions and the filing of the Certificate of Designations (as defined below in Item 5.03), with the Secretary of State of the State of Delaware creating the Series E Preferred Stock, the terms of which series are described below in Item 5.03.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue and sell to the Purchasers and, subject to the achievement of the Second Closing Milestone (as defined below) on or before March 31, 2023 and the satisfaction of customary closing conditions, the Purchasers have agreed to purchase from the Company at a second closing of the Private Placement (the “Second Closing”) a total of 43,478 Preferred Shares, at a price per Preferred Share equal to the Preferred Stock Price, for aggregate gross proceeds of approximately $25.0 million. The “Second Closing Milestone” shall be deemed to have been achieved upon the certification by the Chief Executive Officer of the Company that the U.S. Food and Drug Administration (“FDA”) has accepted the Company’s investigational new drug application (“IND”) for KPI-012 in a rare ocular surface disease, provided such acceptance is achieved on or before March 31, 2023.

Pursuant to the Securities Purchase Agreement, if at any time during the four-year period following the date of the First Closing (the “Participation Period”), the Company proposes to offer and sell new equity securities in an offering that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with securities laws and regulations, the Company has agreed to offer each Purchaser the right to purchase its pro rata share of the total amount of the new equity securities, subject to certain conditions and limitations. In addition, if during the Participation Period, the Company proposes to offer and sell new equity securities in a firm-commitment underwritten offering registered under the Securities Act, then subject to compliance with securities laws and regulations, the Company has agreed to use its commercially reasonable efforts to cause the managing underwriters of such offering to contact the Purchasers about potentially participating in such offering and to provide to each Purchaser the opportunity to purchase its pro rata share of such new equity securities, subject to certain conditions and limitations. The participation rights will terminate if the Purchasers are offered the opportunity to participate in an offering pursuant to the participation rights and do not purchase at least 50% of their aggregate pro rata share of the new equity securities offered for sale in such offering.

Pursuant to the Securities Purchase Agreement, the Purchasers will have the right to have up to two non-voting observers attend and participate in all Board of Directors (the “Board”) and committee meetings and, subject to the Purchasers owning directly specified minimum amounts of the Company’s Common Stock, the right to have the Board nominate and recommend for election by the stockholders up to three Purchaser designees to the Board (one designee at 9.9%, two designees at 15.0% and three designees at 25.0%) designated by the Purchasers, provided that at such time as the Purchasers have designated three Board designees, at least one such designee must qualify as an “independent” director under Nasdaq rules and be acceptable to the members of the Board who are not Purchaser designees.

The Purchasers’ participation rights, observer rights and Board designation rights also will terminate at such time as the Purchasers and their affiliates cease to own, in the aggregate, specified minimum amounts of the Private Placement Shares.

Pursuant to the Securities Purchase Agreement, the Company has agreed that it will not without the prior approval of the requisite Purchasers (i) issue or authorize the issuance of any equity security that is senior or pari passu to the Series E Preferred Stock with respect to liquidation preference as provided in the Certificate of Designations, (ii) incur any additional indebtedness for borrowed money in excess of $1,000,000, in the aggregate, outside the ordinary course of business, subject to specified exceptions, including the refinancing of its existing indebtedness or (iii) pay or declare any dividend or make any distribution on, any shares of capital stock of the Company, subject to specified exceptions.

The Company has also agreed pursuant to the Securities Purchase Agreement that if the Purchasers determine, based on the totality of the circumstances, that they may be deemed to be “affiliates” of the Company within the meaning of Rule 144 of the Securities Act, the Company shall enter into a registration rights agreement with the Purchasers, pursuant to which the Purchasers will be entitled to certain resale registration rights with respect to the Common Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and as of specific dates and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K and the information contained in Item 5.03 of this Current Report on Form 8-K regarding the terms of conversion of Series E Preferred Stock are incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Private Placement Shares will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Private Placement Shares by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Private Placement Shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Private Placement Shares will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Private Placement Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Private Placement Shares in violation of the United States federal securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K regarding the Certificate of Elimination (as defined below) is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certification of Designations

On November 28, 2022 (the “Filing Date”), the Company filed a Certificate of Designations, Preferences and Rights of Series E Convertible Non-Redeemable Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to the Series E Preferred Stock. The rights, preferences and privileges of the Series E Preferred Stock are set forth in the Certificate of Designations.

Each share of Series E Preferred Stock is initially convertible into 100 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations) at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting its Series E Preferred Stock for shares of Common Stock to the extent that immediately prior to or following such conversion, the holder, together with its affiliates and other attribution parties, would own in excess of 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding after giving effect to such conversion, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company (collectively, the “Beneficial Ownership Limitation”).

The Series E Preferred Stock shall rank:

●	senior to all of the Common Stock;
●	senior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms junior to the Series E Preferred Stock (“Junior Securities”);
●	on parity with any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms on parity with the Series E Preferred Stock (“Parity Securities”); and
●	junior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms senior to the Series E Preferred Stock (“Senior Securities”);

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, subject to any prior or superior rights of the holders of Senior Securities, holders of the Series E Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities and pari passu with any distributions to the holders of Parity Securities, an amount per share of Series E Preferred Stock equal to (i) the Preferred Stock Price (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion, including the Beneficial Ownership Limitation) immediately prior to such Dissolution. Shares of Series E Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Series E Preferred Stock will generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding Series E Preferred Stock will be required to waive any provisions of the Certificate of Designations.

The foregoing description of the rights, preferences and privileges of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Certificate of Elimination

As of November 28, 2022, all shares of Series D Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”) have been redeemed, no shares of Series D Preferred Stock remained outstanding and no shares of Series D Preferred Stock will be issued by the Company. On November 28, 2022, immediately prior to filing the Certificate of Designation referenced above, the Company filed a Certificate of Elimination of Number of Shares of Preferred Stock Designated as Series D Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware which, effective upon filing, eliminated all matters set forth in the Certificate of Designation of Series D Preferred Stock previously filed by the Company and all shares of Preferred Stock previously designated as Series D Preferred Stock resumed their status as undesignated shares of preferred stock of the Company.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

IND Submission

On November 28, 2022, the Company announced that it had submitted an IND to the FDA for KPI-012 for the treatment of persistent corneal epithelial defects (“PCED”). Subject to acceptance of the IND by the FDA, the Company remains on track to initiate a Phase 2b clinical trial of KPI-012 for PCED in the fourth quarter of 2022, with topline data expected in the first quarter of 2024. If the results of the planned Phase 2b clinical trial of KPI-012 are positive, and subject to discussions with regulatory authorities, the Company believes this trial can serve as the first of two required pivotal trials to support the potential submission of a biologics license application to the FDA.

Cash Runway

The Company believes that, upon the consummation of the First Closing and the Second Closing, its cash and cash equivalents, including the proceeds of the Private Placement, will enable it to fund its operations, lease and debt service obligations and capital expenditure requirements into the first quarter of 2025. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about its expectations with respect to the expected closings of each of the tranches of the Private Placement, regulatory review of its IND submission, plans to initiate and timelines of clinical trials, plans for submitting regulatory filings, the sufficiency of the Company’s cash resources for the period anticipated and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the conditions for the closing of each tranche of the Private Placement will be satisfied; the Company’s ability to maintain its listing on the Nasdaq Global Select Market; the Company’s ability to comply with the covenants under its outstanding loan agreement; the uncertainties inherent in the initiation and conduct of preclinical studies and clinical trials; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012, including the planned Phase 2b clinical trial; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the Company’s ability to retain and hire key personnel; the impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus (COVID-19), and their collateral consequences; the sufficiency of cash resources and need for additional financing and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series E Convertible Non-Redeemable Preferred Stock of Kala Pharmaceuticals, Inc.

3.2	Certificate of Elimination of Number of Shares of Preferred Stock Designated as Series D Preferred Stock of Kala Pharmaceuticals, Inc.

4.1	Form of Series E Preferred Stock Certificate

10.1	Securities Purchase Agreement, dated November 28, 2022, by and among Kala Pharmaceuticals, Inc. and the purchasers party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: November 28, 2022	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: General Counsel, Chief Compliance Officer & Corporate Secretary